UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 7, 2022

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on September 3, 2021, a lawsuit captioned Umbright v. Khosla Ventures Acquisition Co. II, CA No. 2021-0762-LWW (the “Umbright Action”) was filed against Khosla Ventures Acquisition Co. II (“KVSB”) and certain of its directors in the Delaware Court of Chancery (the “Court”) in connection with KVSB’s acquisition of Nextdoor, Inc. KVSB believed that the claims were without merit; however, to avoid the expense and distraction of further litigation, KVSB opted to moot the claims. On October 11, 2021, the Court entered a stipulation and order dismissing all claims in the Umbright Action (the “Mootness Dismissal Order”). On March 14, 2022, the plaintiff in the Umbright Action filed an application for an award of attorneys’ fees and reimbursement of expenses in the amount of $1.25 million (the “Fee and Expense Application”) and, on August 5, 2022, KVSB filed an opposition to the Fee and Expense Application. Pursuant to the Mootness Dismissal Order, on December 7, 2022, the Court entered a Stipulation and Order Regarding Notice to Stockholders (the “Stockholder Notice Order”) submitted by the parties with respect to the Fee and Expense Application.

Additional information concerning the Fee and Expense Application can be found in the Stockholder Notice Order and the Notice of Fee and Expense Application, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Stipulation and Order Regarding Notice to Stockholders.
99.2	Notice of Fee and Expense Application.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: December 14, 2022	By:	/s/ Michael Doyle
Michael Doyle
Chief Financial Officer